Exhibit 99.1

Everspin Reports Third Quarter 2019 Financial Results

CHANDLER, Ariz.--(BUSINESS WIRE)--November 7, 2019--Everspin Technologies, Inc. (Nasdaq: MRAM), the market leader in MRAM, today announced financial results for the third quarter ended September 30, 2019.

Third Quarter and Recent Highlights

  Total revenue was $9.2 million, up 6% sequentially and above the high-end of guidance
  Achieved record STT-MRAM revenue, which included both 256Mb and 1Gb devices
  Signed IP assignment and cross-licensing agreement with Seagate Technology, demonstrating the strength of its MRAM intellectual property portfolio
  Expanded Toggle product portfolio with additional densities targeting new market applications
  Reduced cash used for operations to $770,000 from $1.8 million in the prior quarter

“Revenue in the quarter was above the high-end of our guidance range, driven by record revenue from our STT-MRAM products combined with a return to growth for our Toggle products,” stated Kevin Conley, Everspin’s President and CEO. “Furthermore, our ongoing focus on closely managing expenses and cash utilization have contributed to continued improvements in our operating results and positions us to benefit from increased leverage as revenue grows.

“Also during the quarter, we made further progress on customer qualifications for our 1Gb STT-MRAM device, while continuing to gain traction on our efforts toward advancing the MRAM ecosystem with enterprise storage controller companies. Looking forward, our priority remains on growing our design win pipeline and targeting new opportunities in secular growth markets with an expanded product portfolio based on both Toggle and STT-MRAM technologies.”

Third Quarter 2019 Results

Total revenue for the third quarter of 2019 was $9.2 million, compared to $11.5 million in the third quarter of 2018 and $8.6 million in the previous quarter.

Gross margin for the third quarter of 2019 was 47.4%, and compares to 47.0% in the third quarter of 2018 and 46.5% in the previous quarter.

Operating expenses for the third quarter of 2019 were $7.9 million, compared to the $10.9 million in the year-ago quarter and $7.6 million in the previous quarter.

Net loss for the third quarter of 2019 was $3.7 million, or ($0.21) per share, based on 17.3 million weighted-average shares outstanding, compared to a net loss of $5.6 million, or ($0.33) per share, in the third quarter of 2018, and a net loss of $3.7 million, or ($0.21) per share, in the second quarter of 2019.

Cash and cash equivalents as of September 30, 2019 were $14.8 million, compared to $15.3 million at the end of the second quarter of 2019. During the quarter, the Company issued new shares through its at-the-market equity facility, resulting in net proceeds $2.2 million.

Business Outlook

For the fourth quarter of 2019, Everspin expects total revenue in the range of $9.3 million and $9.7 million. Net loss per share is expected to be between ($0.18) and ($0.14) based on a weighted-average share count of 17.4 million shares outstanding.

Conference Call

Everspin will host a conference call for analysts and investors today at 5:00 p.m. Eastern Time. Interested participants can access the call by dialing 1-844-889-7788 and providing passcode 3075878. International callers may join the call by dialing +1-661-378-9932, using the same code. The call will also be available as a live and archived webcast in the Investor Relations section of the company’s website at investor.everspin.com.

A telephone replay of the conference call will be available approximately two hours after the call through November 14, 2019. The replay can be accessed by dialing 1-855-859-2056 and using the passcode 3075878. International callers should dial +1-404-537-3406 and enter the same passcode at the prompt.

About Everspin Technologies

Headquartered in Chandler, Arizona, Everspin Technologies, Inc. is the worldwide leader in the design, volume production and distribution of Magnetoresistive RAM (MRAM) into markets and applications where data persistence, performance, and endurance are paramount. Serving applications across the data center, industrial, and transportation markets, Everspin has built the strongest and fastest-growing foundation of MRAM users in the world. For more information, visit www.everspin.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding future events that involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the statements made under the caption “Business Outlook.” Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, the risks set forth in Everspin’s Form 10-Q filed with the Securities and Exchange Commission on August 7, 2019, under the caption “Risk Factors.” Subsequent events may cause these expectations to change, and Everspin disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

EVERSPIN TECHNOLOGIES, INC. Condensed Balance Sheets (In thousands, except share and per share amounts) (Unaudited)
	September 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$14,780	$23,379
Accounts receivable, net	5,568	7,522
Inventory	8,318	9,097
Prepaid expenses and other current assets	222	688
Total current assets	28,888	40,686
Property and equipment, net	3,558	4,286
Right-of-use assets	2,595	—
Other assets	73	73
Total assets	$35,114	$45,045

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,178	$2,637
Accrued liabilities	3,167	5,001
Current portion of long-term debt	72	5,977
Operating lease liabilities	1,606	—
Other liabilities	48	—
Total current liabilities	8,071	13,615
Long-term debt, net of current portion	7,676	6,509
Operating lease liabilities, net of current portion	1,307	—
Total liabilities	17,054	20,124
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized; no shares issued and outstanding as of September 30, 2019 and December 31, 2018	—	—
Common stock, $0.0001 par value per share; 100,000,000 shares authorized; 17,535,746 and 17,095,456 shares issued and outstanding as of September 30, 2019 and December 31, 2018	2	2
Additional paid-in capital	163,640	158,912
Accumulated deficit	(145,582)	(133,993)
Total stockholders’ equity	18,060	24,921
Total liabilities and stockholders’ equity	$35,114	$45,045

EVERSPIN TECHNOLOGIES, INC. Condensed Statements of Operations and Comprehensive Loss (In thousands, except share and per share amounts) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Product sales	$8,370	$10,469	$25,396	$29,283
Licensing, royalty, and other revenue	808	1,049	2,454	7,853
Total revenue	9,178	11,518	27,850	37,136
Cost of sales	4,824	6,109	14,692	17,235
Gross profit	4,354	5,409	13,158	19,901
Operating expenses:
Research and development	3,395	6,453	10,912	19,706
General and administrative	3,050	2,913	9,501	9,461
Sales and marketing	1,491	1,582	4,094	4,661
Total operating expenses	7,936	10,948	24,507	33,828
Loss from operations	(3,582)	(5,539)	(11,349)	(13,927)
Interest expense	(170)	(229)	(567)	(662)
Other income, net	89	139	327	315
Net loss and comprehensive loss	$(3,663)	$(5,629)	$(11,589)	$(14,274)
Net loss per common share, basic and diluted	$(0.21)	$(0.33)	$(0.67)	$(0.88)
Weighted-average shares used to compute net loss per common share, basic and diluted	17,312,226	16,944,660	17,183,306	16,130,882

EVERSPIN TECHNOLOGIES, INC. Condensed Statement of Cash Flows (In thousands) (Unaudited)
	Nine Months Ended
	September 30,
	2019	2018
Cash flows from operating activities
Net loss	$(11,589)	$(14,274)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,297	1,069
Loss on disposal of property and equipment	20	19
Stock-based compensation	2,397	2,064
Non-cash interest expense	219	286
Compensation expense related to vesting of common stock to GLOBALFOUNDRIES	—	709
Changes in operating assets and liabilities:
Accounts receivable	1,954	(1,876)
Inventory	779	309
Prepaid expenses and other current assets	466	154
Accounts payable	518	(140)
Accrued liabilities	(1,444)	4,840
Operating lease liabilities	(72)	—
Shipping term reversal	—	(39)
Net cash used in operating activities	(5,455)	(6,879)
Cash flows from investing activities
Purchases of property and equipment	(566)	(1,513)
Net cash used in investing activities	(566)	(1,513)
Cash flows from financing activities
Proceeds from the issuance of common stock, net of offering costs	—	24,524
Proceeds from debt	—	1,000
Payments on debt	(4,840)	(1,000)
Payments of debt issuance costs	(80)	—
Payments on finance lease obligation	(8)	(8)
Proceeds from exercise of stock options and purchase of shares in employee stock purchase plan	178	2,364
Proceeds from issuance of common stock in at-the-market offering, net of issuance costs	2,172	—
Net cash (used in) provided by financing activities	(2,578)	26,880
Net (decrease) increase in cash and cash equivalents	(8,599)	18,488
Cash and cash equivalents at beginning of period	23,379	12,950
Cash and cash equivalents at end of period	$14,780	$31,438
Supplementary cash flow information:
Interest paid	$373	$370
Operating cash flows paid for operating leases	$1,264	$—
Financing cash flows paid for finance leases	$8	$—
Right-of-use assets obtained in exchange for new operating leases	$23	$—
Non-cash investing and financing activities:
Purchases of property and equipment in accounts payable	$33	$183
Modification of warrant	$36	$—
Issuance of warrant with debt	$—	$43

Contacts

Everspin Investor Relations Contact:
Leanne K. Sievers, President
Shelton Group Investor Relations
T: 949-224-3874
E: sheltonir@sheltongroup.com